Exhibit 99.2

Ampio Pharmaceuticals to List on the NYSE MKT

GREENWOOD VILLAGE, Colo., June 6, 2013 /PRNewswire/ — Ampio Pharmaceuticals, Inc. (NASDAQ: AMPE) announced today that it has received authorization from the NYSE Euronext (NYSE MKT) to transfer the listing from the NASDAQ Capital Market (NASDAQ).

The Company expects its common stock to begin trading on the NYSE MKT on Monday, June 17, under its current ticker symbol, AMPE, and it will celebrate the transfer of its listing by ringing the opening bell at the New York Stock Exchange that morning. The company expects to continue to trade on NASDAQ until the transfer is complete.

Michael Macaluso, Chairman and CEO of Ampio, commented “We are very pleased to join other strong and growing life science companies on the NYSE community. We feel that transferring the listing of our common stock to NYSE MKT will result in better visibility to the financial and medical community, while improving our liquidity and decreasing our volatility.”

“We welcome Ampio Pharmaceuticals to the NYSE community family of listed companies,” said Scott Cutler, Executive Vice President, Global Listings at NYSE Euronext. “Ampio will be joining other growth oriented companies that have chosen our advanced and innovative market model to offer a premier venue for the listing and trading of their stock. We look forward to our partnership with Ampio and its shareholders.”

Forward Looking Statement

Ampio’s statements in this press release that are not historical fact and that relate to future plans or events are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by use of words such as “believe,” “expect,” “plan,” “anticipate,” and similar expressions. These forward-looking statements include risks associated with clinical trials, expected results, regulatory approvals, and changes in business conditions and similar events. The risks and uncertainties involved include those detailed from time to time in Ampio’s filings with the Securities and Exchange Commission, including Ampio’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Investor Contact:

Rick Giles

Director of Investor Relations

Ampio Pharmaceuticals, Inc.

Direct: (720) 437-6530

Email: rgiles@ampiopharma.com